Exhibit No. 15


 May 15, 2000



 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Commissioners:

 We  are  aware  that our report dated April  20,  2000  on  our review of interim financial information of Bristol-Myers Squibb Company (the "Company") as of and for the period ended March 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691,
 33-58187 and 333-02873), Post-Effective Amendment No. 2 on Form S-8 (No. 33-30756-02) to Form S-4 (No. 333-09519), Form
 S-3 (Nos. 33-33682 and 333-49227) and Pre-Effective Amendment No. 1 on Form S-3 (No. 33-62496).

 Such report is not a "report" or "part" of a registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent accountants' liability under
 Section 11 does not extend to such report.


 Yours very truly,



 PricewaterhouseCoopers LLP
 New York, New York
















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